To Become Effective Upon Filing Pursuant to Rule 462.
   As filed with the Securities and Exchange Commission on September 9, 1999
                                                       Registration No. 333-____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                  The Publishing Company of North America, Inc.
               --------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Florida                                          59-3203301
 -------------------------------                        ------------------
(State or other jurisdiction                             (I.R.S. Employer
of incorporation or organization)                       Identification No.)


                 186 P.C.N.A. Parkway, Lake Helen, Florida 32744
                 -----------------------------------------------
                    (Address of Principal Executive Offices)


                                1996 Stock Plan
                             ----------------------
                            (Full title of the plan)

                             Michael D. Harris, Esq.
                              Michael Harris, P.A.
                   1645 Palm Beach Lakes Boulevard, Suite 550
                         West Palm Beach, Florida 33401
                    ----------------------------------------
                     (Name and address of agent of service)

                                 (561) 478-7077
                 ----------------------------------------------
          (Telephone number, including area code, of agent for service)


       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALES UNDER THE PLAN:
   AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.


                         CALCULATION OF REGISTRATION FEE

================================================================================================================
TITLE OF SECURITIES       AMOUNT TO BE       MAXIMUM OFFERING         MAXIMUM AGGREGATE           AMOUNT OF
TO BE REGISTERED           REGISTERED         PRICE PER SHARE         OFFERING PRICE (1)       REGISTRATION FEE*
----------------------------------------------------------------------------------------------------------------
Common Shares,
no par value per share      500,000               $2.844                 $1,422,000                $395.32
================================================================================================================

(1) Calculated pursuant to Rule 457(c) based on the average of the bid and asked price of the Company's stock on September 7, 1999.

             PRIOR REGISTRATION STATEMENT INCORPORATED BY REFERENCE

         The Registration Statement of The Publishing Company of North America, Inc. (the "Company") on Form S-8, No. 333-27629, as filed with the Securities and Exchange Commission on May 22, 1997 is hereby incorporated by reference.


PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.
         ---------

         EXHIBIT
         NUMBER          ITEM
         ------          ----

         4        1996 Stock Plan *

         4.1      First Amendment to the 1996 Stock Plan of
                  The Publishing Company of North America, Inc.

         4.2      Second Amendment to the 1996 Stock Plan of
                  The Publishing Company of North America, Inc.

         5        Opinion of Michael Harris, P.A.

         24       Consent of Ernst & Young LLP

         24.1     Consent of Michael Harris, P.A. **


         * Contained in the Registration Statement on Form S-8 File No. 333-27629 with the Securities and Exchange Commission on May 22, 1997.

         **       Contained in the Opinion of Michael Harris, P.A.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Lake Helen, Florida, on this 7th day of September 1999.


                                   THE PUBLISHING COMPANY OF NORTH AMERICA, INC.

                                   By: /s/ Peter S. Balise
                                       -------------------
                                       Peter S. Balise
                                      (Principal Executive Officer)


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement of The Publishing Company of North America, Inc. has been signed by the following persons in the capacities and on the dates indicated.

       Signatures                        Title                        Date
--------------------------       -----------------------       -----------------

/s/ Peter S. Balise              Chairman of the Board         September 7, 1999
--------------------------
Peter S. Balise


/s/ James M. Koller              Chief Financial Officer       September 7, 1999
--------------------------       (Principal Financial and
James M. Koller                  Accounting Officer)


/s/ Andrew J. Cahill             Director                      September 3, 1999
--------------------------
Andrew J. Cahill


/s/ Russell A. Perkins           Director                      September 9, 1999
--------------------------
Russell A. Perkins


                                 Director
--------------------------
Richard C. Silver


/s/ J. William Wrigley           Director                      September 7, 1999
--------------------------
J. William Wrigley

                                  EXHIBIT INDEX

         EXHIBIT
         NUMBER          ITEM
         ------          ----

         4        1996 Stock Plan *

         4.1      First Amendment to the 1996 Stock Plan of
                  The Publishing Company of North America, Inc.

         4.2      Second Amendment to the 1996 Stock Plan of
                  The Publishing Company of North America, Inc.

         5        Opinion of Michael Harris, P.A.

         24       Consent of Ernst & Young LLP

         24.1     Consent of Michael Harris, P.A. **


         * Contained in the Registration Statement on Form S-8 File No. 333-27629 with the Securities and Exchange Commission on May 22, 1997.

         **       Contained in the Opinion of Michael Harris, P.A.